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                                                                    Exhibit 99.7

                        THRIFTY PAYLESS HOLDINGS, INC.
                             9275 S.W. PEYTON LANE
                           WILSONVILLE, OREGON 97070

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                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                       TO BE HELD DECEMBER 12, 1996

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To the Stockholders of Thrifty PayLess Holdings, Inc.:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Thrifty PayLess Holdings, Inc., a Delaware corporation ("Thrifty PayLess"), will be held on Thursday, December 12, 1996 at 9:00 a.m., Pacific Standard Time, at The Sheraton Grande Hotel, Caucus Room, 333 South Figueroa Street, Los Angeles, California (the "Thrifty PayLess Special Meeting"), for the following purposes:

      1. To consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of October 13, 1996, as amended (the "Merger Agreement"), between Thrifty PayLess and Rite Aid Corporation, a Delaware corporation ("Rite Aid"), which provides for, among other things, the following: (i) the acquisition of Thrifty PayLess by Rite Aid through the merger (the "Merger") of Thrifty PayLess with and into Rite Aid, with Rite Aid surviving the Merger, and related transactions;
     (ii) the conversion of each share of Class A Common Stock, par value $.01 per share (the "A Common Stock"), and Class B Common Stock, par value $.01 per share (the "B Common Stock" and, together with the A Common Stock, "Thrifty PayLess Common Stock"), of Thrifty PayLess (other than shares owned by Thrifty PayLess as treasury stock, shares held by Rite Aid or any wholly owned subsidiary of Rite Aid or Thrifty PayLess, and shares of A Common Stock as to which appraisal rights have been properly exercised and perfected) into the right to receive 0.65 shares of duly authorized, validly issued, fully paid and nonassessable Common Stock, par value $1.00 per share (the "Rite Aid Common Stock"), of Rite Aid; and (iii) the conversion of each outstanding option or warrant to purchase shares of Thrifty PayLess Common Stock into a right to receive an amount of cash equal to (a) 65% of the closing sales price per share of Rite Aid Common Stock on the New York Stock Exchange as reported on the New York Stock Exchange Composite Tape for the date on which the Merger becomes effective, minus the exercise price per share under the applicable option or warrant, times (b) the number of shares of Thrifty PayLess Common Stock purchasable upon exercise of such option or warrant.

      2. To transact such other business as may properly come before the Thrifty PayLess Special Meeting or any adjournments or postponements thereof.

  Information regarding the matters to be voted upon at the Thrifty PayLess Special Meeting is contained in the Joint Proxy Statement/Prospectus accompanying this Notice. A copy of the Merger Agreement is attached as Annex A thereto. The Joint Proxy Statement/Prospectus and the Annexes thereto form a part of this Notice, and stockholders are urged to read such information carefully.
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  Only holders of record of Thrifty PayLess Common Stock as of the November
12, 1996 record date for the Thrifty PayLess Special Meeting (the "Record Date") are entitled to notice thereof and to vote thereat or at any adjournments or postponements thereof. A list of such stockholders will be open to examination by any stockholder at the Thrifty PayLess Special Meeting and for a period of ten days prior to the date of the Thrifty PayLess Special Meeting during ordinary business hours at the offices of Thrifty PayLess' counsel, Irell & Manella LLP, 333 South Hope Street, Suite 3300, Los Angeles, California. Adoption of the Merger Agreement and the transactions contemplated thereby requires the affirmative vote of the holders of record of a majority of the shares of A Common Stock and B Common Stock outstanding on the Record Date, voting together as a single class.

                                          By Order of the Board of Directors

                                                   /s/ Gary S. Meade

                                                     Gary S. Meade,
                                                        Secretary

November 12, 1996

WHETHER OR NOT YOU PLAN TO ATTEND THE THRIFTY PAYLESS SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE THE PROXY HAS BEEN VOTED AT THE THRIFTY PAYLESS SPECIAL MEETING.


PLEASE DO NOT SUBMIT ANY OF YOUR THRIFTY PAYLESS COMMON STOCK CERTIFICATES AT THIS TIME. FOLLOWING CONSUMMATION OF THE MERGER, YOU WILL BE GIVEN INSTRUCTIONS REGARDING THE PROCEDURE WHEREBY THRIFTY PAYLESS COMMON STOCK CERTIFICATES CAN BE EXCHANGED FOR RITE AID COMMON STOCK CERTIFICATES.